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                                                                       EXHIBIT 1


                               RBI CAPITAL TRUST I

                           (a Delaware business trust)

                         2,500,000 Preferred Securities

                           ____% Preferred Securities

                (Liquidation Amount $10 per Preferred Security)

                             UNDERWRITING AGREEMENT



                                                           _______________, 1997

William R. Hough & Co.
100 Second Avenue South
Suite 800
St. Petersburg, Florida 33701

Ryan, Beck & Co., Inc.
80 Main Street
West Orange, New Jersey 07052


Ladies and Gentlemen:

                  RBI Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), and Republic Bancshares, Inc., a Florida corporation (the "Company") as depositor of the Trust and as guarantor (hereafter the Trust and the Company are referred to collectively as the "Offerors"), hereby confirm their agreement (the "Agreement") with William R. Hough & Co. and Ryan Beck & Co., Inc. (the "Underwriters"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule A hereto opposite the name of such Underwriter, of 2,500,000 (the "Initial Securities") of the Trust's _____% Preferred Securities (the "Preferred Securities"). The Trust and the Company
also propose to issue and sell to the Underwriters, at the Underwriters' option, up to an additional 375,000 Preferred Securities (the "Option Securities") as
set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option
Securities.
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                  The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of _______, 1997 (the "Trust Agreement"), among the Company, as depositor, and Wilmington Trust Company ("Trust Company"), a Delaware banking corporation, as property trustee ("Property Trustee") and ______________ as Delaware trustee ("Delaware Trustee") and John W. Sapanski, William R. Falzone and Christopher M. Hunter (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees") and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company, on a subordinated basis and subject to certain limitations, with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement dated as of________, 1997 (the "Guarantee Agreement") between the Company and the Trust Company, as guarantee trustee (the "Guarantee Trustee"). The assets of the Trust will consist of _____% junior subordinated debentures due___________, 2027 (the "Junior Subordinated Debentures") of the Company which will be issued under the Indenture dated as of_______, 1997 (the "Indenture"), between the Company and the Trust Company, as trustee (the "Indenture Trustee"). The Company has agreed to pay all costs, expenses and liabilities of the Trust payable to third parties, with certain exceptions, pursuant to the Agreement as to Expenses and Liabilities, dated as of __________, 1997 between the Company and the Trust (the "Expense Agreement"). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

                  The initial public offering price for the Preferred Securities, the purchase price to be paid by the Underwriters for the Preferred Securities, the commission per Preferred Security to be paid by the Company to the Underwriters and the rate of interest to be paid on the Preferred Securities shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

                  The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (File Nos. 333-______ and 333-______-01) covering the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such


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registration statement becomes effective is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, at the time it becomes effective, is herein called the "Registration Statement", and the prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus" except that, if any revised prospectus provided to the Underwriters by the Company for use in connection with the offering of the Preferred Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriters for such use.

                  The Company understands that the Underwriters propose to make a public offering of the Preferred Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriters may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities under a selected dealer agreement, the form of which is set forth as Exhibit B to this Agreement.

                  The Company hereby confirms its engagement of Ryan, Beck & Co., Inc. as, and Ryan, Beck & Co., Inc. hereby confirms its agreement with the Company to render services as, "qualified independent underwriter" within the meaning of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Preferred Securities. Ryan, Beck & Co., Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

                  Section 1. Representations and Warranties.

                  (a) The Offerors jointly and severally represent and warrant to and agree with the Underwriters that:

                  (i) The Company meets the requirements for use of Form S-2 under the 1933 Act and when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below and with respect to Option Securities, up to the Date of Delivery referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does


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         not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriters expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration Statement. The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

                  (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-2 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.

                  (iii) Arthur Andersen LLP, who are reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Offerors and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles; the Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement, and the Indenture have been duly qualified under the Trust Indenture Act.

                  (v) The consolidated financial statements, audited and unaudited (including the Notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and


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         the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (vii) The Company is duly registered under the Bank Holding Company Act of 1956, as amended; each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted; and the deposit accounts of Republic Bank (the "Bank") are insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), up to the maximum allowable limits thereof. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Preferred Securities.

                  (viii) The Bank is a Florida chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; the Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. All of the outstanding shares of capital stock of the Company's


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         subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by either the Company or the Bank directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (ix) Except for the Bank, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the 1933 Act.

                  (x) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

                  (xi) The Preferred Securities have been duly and validly authorized by the Trust for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the Terms of the Trust Agreement and delivered by the Trust to the Underwriters pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Trust Agreement has been duly authorized and, when executed by the Property Trustee, the Delaware Trustee and the Administrative Trustees of the Trust and delivered by the Trust, will have been duly executed and delivered by the Trust and will constitute the valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Preferred Securities conform, in all material respects, to the statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; the holders of the Preferred Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xii) The Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform, in all material respects, to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (xiii) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and the Trust has conducted no business to date, and it will conduct no business in the future that would be


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         inconsistent with the description of the Trust set forth in the
         Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                  (xiv) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Junior Subordinated Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties, except in any case for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, 1934 Act or 1934 Act Regulations, state securities laws or under the Trust Indenture Act of 1939, as amended ("TIA").

                  The issuance by the Company of the Guarantee and the Junior Subordinated Debentures, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Trust Agreement, the Junior Subordinated Debentures, the Guarantee Agreement, the Expense Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with


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         any such court or other governmental agency or body is required for the issue of the Guarantee and the Junior Subordinated Debentures or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, 1934 Act or 1934 Act Regulations, state securities laws or under the TIA.

                  (xv) The Trust is not, and after giving effect to the offering and sale of the Preferred Securities will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xvi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock was issued in violation of the preemptive rights of any stockholder of the Company.

                  (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock. Neither the Company, the Bank, nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

                  (xviii) Neither the Company, the Bank nor any other subsidiary is in violation of any provision of its articles of incorporation, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xix) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the


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         properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xx) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xxi) The Company and its subsidiaries, including the Bank, each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company, the Bank or any other subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Each of the Company and its subsidiaries, including the Bank, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (xxiii) No labor problem exists with the employees of the Company or with employees of the Bank or any other subsidiary or to the best knowledge of the Company, is imminent that could materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.


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                  (xxiv) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxv) Except as disclosed in the Prospectus, the Company and its subsidiaries, including the Bank, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, servicemarks and tradenames (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to so own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company, the Bank nor any other subsidiary has received any notice nor is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxvi) The Company and each subsidiary of the Company have filed all Federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns and no material deficiency has been asserted with respect thereto by any taxing authority.

                  (xxvii) The Company has filed with the NASD all documents and notices required by the NASD of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("Nasdaq Stock Market").

                  (xxviii) Neither the Trust, the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

                  (xxix) Neither the Company, the Bank nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable Federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxx)Neither the Company, the Bank nor any other subsidiary has any agreement or understanding with any entity concerning the future acquisition by the Company or the Bank of a controlling interest in any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus; neither the Company, the Bank nor any other subsidiary has any agreement or understanding with any entity concerning the future acquisition of a controlling interest in the Company, the Bank or any other subsidiary by any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

                  (xxxi)The Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 14, 1997, by and between the Company and F.F.O. Financial Group, Inc. ("FFO") was duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Company had full corporate power and authority to enter into the Merger Agreement. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in the violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries or any statute or any order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or any filing with, any court or governmental agency or body is required for the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, except such as may be required under the 1933 Act or state securities laws or regulatory approvals contemplated by the Merger Agreement. To the knowledge of the Company, each of the representations and warranties of FFO contained in the Merger Agreement are true and correct in all material respects.

                  (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  Section 2. Sale and Delivery to the Underwriters; Closing.

                  (a)On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Trust 2,500,000 Initial Securities at the purchase price and terms set forth herein and in the Price Determination Agreement.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters to purchase up to an additional 375,000 Preferred Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 5:00 p.m. on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. on the next business day if such 30th day is not a business day) and may be exercised, on one occasion only, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by you to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriters but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

                  (b)Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of _____________, or at such other place as shall be agreed upon by the Company and the Underwriters, at 9:30 a.m. on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of ______________________, or at such other place as shall be agreed upon by the Company and the Underwriters, on the Option Closing Date as specified in the notice from the Underwriters to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriters for the account of the Underwriter of Preferred Securities to be purchased by it.

                  (c)The Initial Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "DTC") or in such names as the Underwriters may request in writing at least two business days before the Closing Date or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available for examination by the Underwriters and counsel to the Underwriters not later than 10:00 A.M. on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

                  Section 3. Certain Covenants of the Offerors. Each of the Offerors covenants jointly and severally with the Underwriters as follows:

                  (a) The Offerors will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriters immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities or capital stock, for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Offerors will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement if the Offerors have elected to rely upon Rule 430A, to the Prospectus (including documents incorporated by reference into such prospectus or to the Prospectus) of which the Underwriters shall not have previously been advised and have previously been furnished a copy, or to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (c) The Offerors have furnished or will furnish to you as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the 1933 Act) and signed copies of all consents and certificates of experts as you may reasonably request.

                  (d) The Offerors will deliver or cause to be delivered to the Underwriters, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriters may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to the Underwriters, without charge, as soon as the Registration Statement shall have become effective (or, if the Offerors have elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriters may reasonably request.

                  (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus.

If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (f) The Offerors will use their best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities and the Junior Subordinated Debentures, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

                  (g) The Company will make generally available (within the meaning of Rule 158) to its securityholders, the Underwriters and the Securityholders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

                  (h) The Trust shall apply the proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures. The Company and the Bank will use the net proceeds received by them from the sale of the Junior Subordinated Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds".

                  (i) The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                  (j) For a period of five years after the Closing Time, the Company will furnish to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the

Commission, and such other documents, reports, Proxy Statements, and information as shall be furnished by the Company to its stockholders generally.

                  (k) The Offerors will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded on the National Market, in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

                  (l) The Company shall pay for the legal fees and related filing fees to the counsel to the Underwriters to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Preferred Securities as contemplated by the Prospectus and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriters.

                  (m) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                  (n) The Company will, at its expense, subsequent to the issuance of the Preferred Securities, prepare and distribute to each of the Underwriters and counsel to the Underwriters, copies of the documents used in connection with the issuance of the Preferred Securities.

                  (o) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

                  (p) During a period of thirty days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Company which are substantially similar to the Preferred Securities, including any guarantee of such securities. The foregoing sentence shall not apply to any of the Preferred Securities to be sold hereunder.

                  Section 4. Payment of Expenses and Independent Underwriter
Fee.

                  (a) The Company will pay and bear all costs and expenses incident to the performance of its and the Trust's obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, the Preferred Securities and the Blue Sky Survey, (c) the issuance and delivery of the Preferred Securities to the Underwriters, including any transfer taxes payable upon the sale of the Preferred Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) NASD filing fees, (f) fees and disbursements of counsel to the Underwriters in connection with the Blue Sky Survey, (g) the qualification of the Preferred Securities under the applicable securities laws in accordance with Section 3(f) and any filing fee for review of the offering with the NASD, (h) the legal fees and expenses of the Underwriters' counsel (such counsel's fees shall not exceed $65,000 exclusive of out-of-pocket expenses of counsel) and general out-of-pocket expenses of the Underwriters not to exceed $15,000, (i) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Junior Subordinated Debentures; (j) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee, in connection with the Trust Agreement and the Certificate of Trust, and (k) all other costs incident to the performance of the Offerors' obligations hereunder.

                  (b) The Independent Underwriter shall be entitled to the payment of a fee of $10,000 for fulfilling its obligations as Independent Underwriter which shall be payable at the Closing Time, provided that such fee shall be payable out of the commissions due to the Underwriters under the Price Determination Agreement.

                  If (i) the Closing Time does not occur on or before December 31, 1997, (ii) the Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriters in accordance with the provisions of
Section 5 or 11(a), the Company shall reimburse the Underwriters for all their reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriters.

                  Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Preferred Securities that each has respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors contained herein or in certificates of the officers or trustees of the Offerors or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the Underwriters' knowledge or the knowledge of the Offerors shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Offerors have elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 43OA).

                  (b) At the Closing Time, you shall have received:

                  (i) The favorable opinion, dated as of Closing Time, of Holland & Knight, LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit C.

                  (ii) The favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit D.

                  (iii) The favorable opinion, dated as of Closing Time, of_______________, counsel for the Indenture Trustee and the Delaware Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit E.

                  (iv) The favorable opinion, dated as of Closing Time, of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

                  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters (the Underwriters agree and acknowledge that Holland & Knight, LLP and Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., will rely on the opinion of Richards, Layton & Finger with respect to matters of Delaware law), in which case the opinion shall state that counsel believes that you and your counsel are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Bank and the Trust and certificates of public officials.

                  (c) At the Closing Time and again at the Option Closing Date,
         (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, the Offerors shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Company or any subsidiary or the Trust that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against the Offerors or any subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus, (iv) each of the Offerors shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) the other representations and warranties of the Offerors set forth in Section l(a) shall be accurate in all material respects as though expressly made at and as of the Closing Time, and
         (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or to the best knowledge of the Offerors threatened by the Commission. At the Closing Time, the Underwriters shall have received a certificate of the Chairman or the President, and the Chief Financial Officer or Controller, of the Company, dated as of the Closing Time, to such effect.

                  (d)(1) At the time that this Agreement is executed by the Company, you shall have received from Arthur Andersen LLP a letter or letters, dated such date, in form and substance satisfactory to you, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the published 1933 Act Regulations, and stating in effect that:

                  With respect to the Company:

                  (i) in their opinion, the consolidated financial statements as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations;

                  (ii) on the basis of a reading of the minutes of all meetings of the stockholders of the Company and the Bank, of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since December 31, 1996, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) at a specified date not more than three days
                  prior to the date of this Agreement, there was any change in specified financial data of the Company and its consolidated subsidiaries or any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at March 31, 1997 included in the Registration Statement; or

                           (B) for the period from April 1, 1997 to a specified
                  date not more than three days prior to the date of this Agreement, there was any change in specified financial data, in each case as compared with the comparable period in the preceding year.

                  (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

                  (iv) on the basis of a review of schedules provided to them by the Company, nothing came to their attention that caused them to believe that the pro forma information, set forth in the Prospectus under the heading "Capitalization" and under the heading "Pro Forma Financial Data" had not been correctly calculated on the basis described therein.

                  (2) At the time that this Agreement is executed by the Company, you shall also have received from Hacker, Johnson, Cohen & Grieb a letter or letters, dated such date, in form and substance satisfactory to you, confirming that they are independent certified public accountants with respect to FFO within the meaning of the 1933 Act and the published 1933 Act Regulations, and stating in effect that:

                  With respect to FFO:

                  (i) in their opinion, the consolidated financial statements as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996 and the related financial statement schedules, if any, included in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published 1933 Act Regulations;

                  (ii) on the basis of a reading of the minutes of all meetings of the stockholders of FFO and First Federal Savings and Loan Association of Osceola County ("First Federal"), of the Board of Directors of FFO and First Federal and of the Audit and Executive Committees of the Board of Directors of First Federal since December 31, 1996, inquiries of certain officials of FFO and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) at a specified date not more than three days
                  prior to the date of this Agreement, there was any change in specified financial data of FFO and its consolidated subsidiaries in each case as compared with amounts shown in the financial statements at March 31, 1997 included in the Registration Statement; or

                           (B) for the period from April 1, 1997 to a specified
                  date not more than three days prior to the date of this Agreement, there was any change in specified financial data, in each case as compared with the comparable period in the preceding year.

                  (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (having compared such items with, and have found such items to be in agreement with, the financial statements of FFO or general accounting records of FFO, as applicable, which are subject to FFO's internal accounting controls or other data and schedules prepared by FFO from such records).

                  (iv) on the basis of a review of schedules provided to them by FFO, nothing came to their attention that caused them to believe that the pro forma information, set forth in the Prospectus under the heading "Capitalization" and under the heading "Pro Forma Financial Data" had not been correctly calculated on the basis described therein.

                  (e) At the Closing Time, the Underwriters shall have received from Arthur Andersen LLP and Hacker, Johnson, Cohen & Grieb letters, in form and substance satisfactory to the Underwriters and dated as of the Closing Time, to the effect that they reaffirm the statements made in the respective letter(s) furnished pursuant to Section 5(d), except that the inquiries specified in
Section 5(d) shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three days prior to the Closing Time.

                  (f) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors, or the fulfillment of any of the conditions herein contained; all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities and the Junior Subordinated Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

                  (g) Between the date of this Agreement and the Closing Time,
(i) no downgrading shall have occurred in the rating accorded any securities of the Company or any deposit instruments of the Bank by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) under the 1933 Act and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Company's securities or any deposit instruments of the Bank.

                  (h) The Company shall have paid, or made arrangements satisfactory to the Underwriters for the payment of, all such expenses as may be required by Section 4 hereof.

                  (i) In the event the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriters to purchase the Option Securities that they have agreed to purchase shall be subject to the accuracy of the representations and warranties of the Offerors contained herein and of the statements in any certificates furnished by the Offerors hereunder as of such Option Closing Date (as if made on such date), to the performance by the Offerors of their obligations hereunder and to the receipt by you on the Option Closing Date of:

                           (1) A certificate, dated the Option Closing Date, of
                  the Chairman or the President and the Chief Financial Officer or Controller of the Company confirming that the certificate delivered on the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

                           (2) The favorable opinion of Holland & Knight, LLP,
                  counsel for the Company, addressed to you and dated the Option Closing Date, in form satisfactory to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof;

                           (3) The favorable opinion of Richards, Layton &
                  Finger, special Delaware counsel for the Offerors, addressed to you and dated the Option Closing Date, in form satisfactory to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by
                  Section 5(b) hereof;

                           (4) The favorable opinion of____________, counsel for
                  the Indenture Trustee and the Delaware Trustee, addressed to you and dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof;

                           (5) The favorable opinion of Stearns Weaver Miller
                  Weissler Alhadeff & Sitterson, P.A., dated the Option Closing Date, relating to the Option Shares and otherwise to the same effect as the opinion required by
                  Section 5(b) hereof; and

                           (5) Letters from Arthur Andersen LLP and Hacker,
                  Johnson, Cohen & Grieb addressed to each of the Underwriters and dated the Option Closing Date, in form and substance satisfactory to the Underwriters and substantially the same in form and substance as the letters furnished to the Underwriters pursuant to Section 5(d) hereof.

                  (j) The Preferred Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Underwriters and the offering contemplated by this Agreement shall have been cleared by the NASD.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other Party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7, 10 and 12 shall remain in effect.

                  Section 6. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwriters, officers, directors, employees, agents, and counsel of the Underwriters (including any Underwriter in its role as Independent Underwriter), and each person, if any, who controls the Underwriters within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to amounts incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in
(A) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any Preliminary Prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Preferred Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriters, the Underwriting Agreement or the compensation of the Underwriters furnished to the Company by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in the Underwriting Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Underwriters' directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all affiliates of the Underwriters, their respective directors, officers, employees, legal counsel, agents and controlling persons within the meaning of the federal securities laws. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have to the Underwriters or the persons entitled to the benefit of these indemnification provisions.

                  (b) The Underwriters agrees to indemnify and hold harmless the Offerors, their directors, officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any application in reliance upon and in conformity with written information about the Underwriters, the Underwriting Agreement, or the compensation of the Underwriters, furnished to either of the Offerors by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or in any application.

                  (c) An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Underwriters (or their directors, officers, employees, affiliates or controlling persons), made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Underwriters, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Underwriters and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

                  (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the underwriting, and also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability claim, damage and expense, and any other relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriters shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid by the Company to the Underwriters with respect to the Preferred Securities purchased by the Underwriters.

                  (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to the Underwriters.

                  (f) Neither termination nor completion of the engagement of the Underwriters nor any investigation made by or on behalf of the Underwriters shall effect the indemnification obligations of the Company or the Underwriters hereunder, which shall remain and continue to be operative and in full force and effect.

                  Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Offerors or its officers or trustees set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or the Underwriters or any controlling person and will survive delivery of and payment for the Preferred Securities.

                  Section 8. Offering by the Underwriters. The Trust and the Company are advised by the Underwriters that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

                  Section 9. Termination of Agreement.

                  (a) You may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' reasonable judgment, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or the National Association of Securities Dealers, Inc., or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or Florida authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in your reasonable judgment makes it inadvisable to proceed with the Offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus, or (vi) if you reasonably determine (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Preferred Securities is inadvisable given such disclosures.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

                  Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

                           (a) if the aggregate liquidation amount of Defaulted
Securities does not exceed 10% of the aggregate liquidation amount of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Securities underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters; or

                           (b) if the aggregate liquidation amount of Defaulted
Securities exceeds 10% of the aggregate liquidation amount of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect to its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Offerors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

If to the Underwriters:

         William R. Hough & Co.
         100 Second Avenue South
         Suite 800
         St. Petersburg, Florida 33701
         Attention: Ronald Goff, First Vice President

                  and

         Ryan, Beck & Co., Inc.
         80 Main Street
         West Orange, New Jersey 07052
         Attention: James Hill, Senior Vice President

                  with a copy to:

         Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
         Suite 2200
         150 West Flagler Street
         Miami, Florida 33130
         Attention: Alison W. Miller

If to the Company or the Trust:

         Republic Bancshares, Inc.
         111 Second Avenue, N.E.
         Saint Petersburg, FL 33701
         Attention: John Sapanski, Chairman and Chief Executive Officer

with a copy to:

         Holland & Knight, LLP
         888 17th Street, N.W.
         Washington, DC 20006
         Attention: John Buchman

                  Section 11. Parties. This Agreement is made solely for the benefit of the Underwriters, and the officers, directors, employees, agents and counsel of the Underwriters specified in Section 6, the Trust and the Company and, to the extent expressed, any person controlling the Trust, the Company or the Underwriters, and the directors of the Company, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Preferred Securities.

                  Section 12. Arbitration. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Tampa, Florida before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject to the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

                  Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of Florida. Specified times of the day refer to New York City time.

                  Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                    Very truly yours,


                                    RBI CAPITAL TRUST I


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title: Trustee

                                    REPUBLIC BANCSHARES, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Confirmed and accepted as of
the date first above written:

WILLIAM R. HOUGH & CO.



By:
   -----------------------------------
Name:
Title:

RYAN, BECK & CO., INC.

By:
   -----------------------------------
Name:
Title:

                                   SCHEDULE A

                                       AMOUNT OF               PERCENTAGE OF
                                  INITIAL SECURITIES         INITIAL SECURITIES
       UNDERWRITER                  TO BE PURCHASED            TO BE PURCHASED
       -----------                  ---------------            ---------------
WILLIAM R. HOUGH & CO.

RYAN, BECK & CO., INC.
                                       =========                    ===

         TOTAL                         2,500,000                    100%

                                   EXHIBIT A

                               RBI CAPITAL TRUST I
                           (a Delaware business trust)

                         2,500,000 Preferred Securities
                            ___% Preferred Securities
                 (Liquidation Amount $10 per Preferred Security)


                          PRICE DETERMINATION AGREEMENT


                                                              ____________, 1997

William R. Hough & Co.
100 Second Avenue South
St. Petersburg, FL 33701

Ryan, Beck & Co., Inc.
80 Main Street
West Orange, New Jersey  07052

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement dated the date hereof (the "Underwriting Agreement") among RBI Capital Trust I, a Delaware business trust (the "Trust"), Republic Bancshares, Inc. (the "Company" and together with the Trust, the "Offerors") and the Underwriters named above (the "Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters from the Trust, subject to the terms and conditions set forth therein, of 2,500,000 of the _____% Preferred Securities of the Trust (the "Preferred Securities"), subject to a 375,000 adjustment (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 2 of the Underwriting Agreement, the Offerors agree with the Underwriters as follows:

                  1. The public offering price per Preferred Security shall be $10.

                  2. The purchase price for the Preferred Securities to be paid by the Underwriters shall be $10 per Preferred Security.

                  3. The commission per Preferred Security to be paid by the Company to the Underwriters for their commitments hereunder shall be $_____ per Preferred Security.

                  4. The interest rate on the Preferred Securities shall be _____% per annum.

         The Offerors represent and warrant to the Underwriters that the representations and warranties of the Offerors set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         This Agreement shall be governed by the laws of the State of Florida.

         If the foregoing is in accordance with the understanding of the Underwriters of the agreement between the Underwriters and the Offerors, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriters and the Offerors in accordance with its terms and the terms of the Underwriting Agreement.

                                        Very truly yours,

                                        RBI CAPITAL TRUST I


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: Trustee

                                        REPUBLIC BANCSHARES, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Confirmed and accepted as of
the date first above written:

WILLIAM R. HOUGH & CO.


By:
   -----------------------------
     Name:
     Title:

RYAN, BECK & CO., INC.


By:
   -----------------------------
     Name:
     Title:

                                    EXHIBIT B

                               RBI CAPITAL TRUST I

                         2,500,000 PREFERRED SECURITIES

                           _____% PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

                            SELECTED DEALER AGREEMENT


                                                            ___________ __, 1997

Ladies and Gentlemen:

         RBI Capital Trust I, a Delaware business trust (the "Trust"), and Republic Bancshares, Inc., a Florida corporation (the "Company" and together with the Trust, the "Offerors"), are offering for sale to the public 2,500,000 of the Trust's __% Preferred Securities (the "Preferred Securities"), subject to a 375,000 share option (to cover over-allotments, if any).

         1. The Underwriters (the "Underwriters") named in the enclosed Prospectus, have agreed to purchase from the Trust 2,500,000 Preferred Securities and have an option to purchase from the Trust any or all of the 375,000 Preferred Securities to cover over-allotments, if any. The purchase is subject to the terms of an agreement among the Underwriters and the Offerors (the "Underwriting Agreement"). The Preferred Securities are more fully described in the Prospectus. One or more of the Underwriters are severally offering, subject to the terms and conditions stated herein and in the Underwriting Agreement, a portion of the Preferred Securities to certain dealers (the "Selling Group") as principals, subject to the terms and conditions stated herein and in the Underwriting Agreement, subject to modification or cancellation of the offering without notice, at the initial public offering price per Preferred Security hereinafter set forth and on the cover page of the Prospectus (the "Authorized Public Offering Price") less concessions (the "Selling Concessions").

Authorized Public Offering
Price:                              $10 per Preferred Security

Dealer's Selling Concession:        $____ per Preferred Security, payable or
                                    allowable as set forth below.

Reallowances:                       You may reallow not in excess of $____ per
                                    Preferred Security as a Selling Concession to dealers who are members in good standing of the National Association of Securities
                                    Dealers, Inc. (the "NASD").

Delivery and Payment:               Payment for the Preferred Securities sold to
                                    you hereunder is to be made on ____________, 1997, or such other date as we advise you and in such manner as we advise you, against delivery of the Preferred

                                    Securities, which shall be paid for in full at the applicable Authorized Public Offering Price or, if we so advise you, at such price less the applicable Selling Concession. If payment is at the applicable Authorized Public Offering Price, the applicable Selling Concession will be paid to you upon termination of this Agreement.

Termination:                        This Agreement will terminate 30 days from
                                    its date unless sooner terminated or
                                    extended by us.

         2. Members of the Selling Group may immediately offer Preferred Securities for sale and take orders therefor at the Authorized Public Offering Price, subject to confirmation and allotment by us. We, in turn, are prepared to receive orders subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part or to allot less than the number of Preferred Securities applied for. Orders transmitted by telephone should be confirmed by letter or facsimile transmission.

         3. By becoming a member of the Selling Group, you agree (a) to take and pay for Preferred Securities allotted and confirmed to you, (b) not to use any such Preferred Securities to reduce or cover any short position you may have,
(c) to comply with Rules 2730, 2740, 2750, and 2810, and related interpretive material of the NASD Conduct Rules, and (d) upon our request, to advise us of the number of Preferred Securities purchased from us hereunder remaining unsold by you and to resell to us any and all such unsold Preferred Securities at the prices stated above, less all of such part of the concession allowed you as we may determine.

         4. It is assumed that the Preferred Securities sold by you will be effectively placed for investment. If we purchase in the open market, for the account of any Underwriter, Preferred Securities sold to you and not effectively placed for investment, we may not allow you the dealer's concession on the Preferred Securities so purchased or, if such concession has theretofore been allowed you, you agree to pay it to us on demand.

         5. Each Underwriter has consented that each of us, for our own account as one of the Underwriters, in our discretion, may make purchases and sales of the Preferred Securities and, in arranging for sales, over-allot. You agree that until termination of this Agreement, you will not make purchases or sales of any Preferred Securities except (a) pursuant to this Agreement, (b) purchases authorized by us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to an unsolicited order.

         6. Additional copies of the Prospectus will be supplied to you in reasonable quantity upon request.

         7. The Preferred Securities are offered by us for delivery when, as, and if sold and accepted by the Underwriters and subject to the terms stated herein and in the Prospectus, to our right to vary the concession and terms of the offering after their release for public sale, to the approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

         8. You represent that you are a member in good standing of the NASD or, if a foreign dealer, that you will conform to the Conduct Rules of the NASD in making sales in the United States. You represent that you will comply with the "Free-Riding and Withholding" interpretation (IM-2110-1) of the Board of Governors of the NASD. You are not authorized to give any information or make any representations other than as contained in the Prospectus, or to act as agent for us. Nothing will constitute the Selling Group as an association or other separate entity or partners with the Underwriters, with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. Neither we nor any Underwriter will be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933, as amended. No obligations on our part will be implied or inferred herefrom.

         9. Neither we nor any of the other Underwriters will have any responsibility with respect to the right of any dealer to sell the Preferred Securities in any jurisdiction, notwithstanding any information that we may furnish in that connection. Upon application to us, you will be informed as to the states in which we have been advised by counsel that the Preferred Securities have been qualified for sale or are exempt under the respective Blue Sky or securities laws of such states. You agree that you will not offer or sell such Preferred Securities in violation of any applicable law including, but not limited to, the Blue Sky or securities laws of any state or jurisdiction in which such Preferred Securities are offered or sold by you.

         10. This Agreement will be governed and construed in accordance with the laws of the State of Florida.

         If you desire to become a member of the Selling Group, please advise us to that effect immediately by facsimile transmission _____________, attention ________________) and sign and return the enclosed copy of this letter to_____________________________________.

                                    Very truly yours,

                                    WILLIAM R. HOUGH & CO.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        RYAN, BECK & CO., INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Confirmed as of the above date:


---------------------------------
(Firm Name)


---------------------------------
(Street Address)


---------------------------------
(City, State and Zip Code)

By:
   ------------------------------


---------------------------------
Title:

                                                                       EXHIBIT C

The opinion of special counsel to the Company to be delivered pursuant to
Section 5(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with requisite corporate power and authority to own, lease and operate its respective properties and conduct its business as described in the Registration Statement. The Bank is a Florida chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Florida.

2. The Company and each subsidiary are duly qualified to transact business as foreign corporations under the corporation laws of each jurisdiction in which the Company or such subsidiary, as the case may be, owns or leases property of a nature, has an office, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

3. The deposit accounts of the Bank are insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC up to the maximum amount allowable by law and, to such counsel's knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

4. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel's knowledge, are owned by the Company or the Bank, as the case may be, free and clear of any security interests, liens, pledges, claims or other encumbrances.

5. The authorized and outstanding capital stock of the Company at March 31, 1997 is as set forth in the Prospectus under the heading "Capitalization".

6. The Company and the Trust each has full corporate power and authority to execute, deliver, and perform the Underwriting Agreement and to issue, sell, and deliver the Preferred Securities to be sold by it to the Underwriters as provided therein; the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Trust, and constitutes a legal, valid, and binding obligation of each of the Company and the Trust and is enforceable against each of the Company and the Trust in accordance with its terms, except as enforceability of the Underwriting Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief and except as the obligations of the Company under the indemnification and contribution provisions of Section 6 of the Underwriting Agreement may be limited by laws or unenforceable as against public policy, as to which no opinion is expressed, and an implied covenant of good faith and fair dealing.

7. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law).

8. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law).

9. The Expense Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law).

10. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law).

11. The Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Debenture Subscription Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, general equity principles (whether considered in a proceeding in equity or at law).

12. Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in Investment Company Act of 1940, as amended.

13. The statements set forth in the Registration Statement under the captions "Regulation and Supervision", "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

14. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

15. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such order, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

16. The Registration Statement (including the Rule 430A Information, if applicable) and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply or complied as to form in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations.

17. The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, complied as to form in all material respects to the applicable requirements of the 1934 Act and the 1934 Act Regulations.

18. Such counsel knows of no legal or governmental proceedings pending to which the Company or any subsidiary is a party or of which any property of the Company or any subsidiary is the subject which are required to be disclosed in the Registration Statement or which would affect the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture or the Preferred Securities; and such counsel knows of no such proceedings which are threatened or contemplated by governmental authorities or threatened by others.

19. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

20. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities.

21. To the best of such counsel's knowledge, the Company and each of its subsidiaries, including the Bank, each has all material licenses, permits and other governmental authorizations currently required for the conduct of its business as presently conducted.

22. The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities and the Subordinated Debentures, the compliance by the Company with the provisions of the Preferred Securities, the Subordinated Debentures, the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or any subsidiary or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

23. The Company has full corporate power and authority to enter into the Merger Agreement and to effect the transactions contemplated by the Merger Agreement, and the Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by equitable principles limiting the right to specific performance or other equitable relief; the execution, delivery and performance of the Merger Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company or any subsidiary is a party or by which it is bound or to which any of their respective property is subject, the Company's or any subsidiary's charter or bylaws, or any statute, order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any subsidiary, or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of the Merger Agreement or for the consummation of the transactions contemplated thereby, except such as may be required under the 1933 Act or state securities laws or regulatory approvals contemplated by the Merger Agreement.

24. The Merger Agreement has been duly authorized by the Company in a manner that makes inapplicable the provisions of Sections 607. 0901 and 607. 0902 of the Florida Business Corporation Act as such provisions relate to the Merger Agreement and the transactions contemplated thereby.

25. Counsel will supplementally provide a written statement that such counsel has participated in the preparation of the Registration Statement and Prospectus and has reviewed the documents incorporated by reference in the Prospectus and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement (including the Rule 430A Information, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (c) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superceded in the Prospectus or any subsequently filed document which is incorporated by reference into the Prospectus), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D

The opinion of counsel, as special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 5(b)(iii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
Section 3801 et seq. (the "Delaware Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

2. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to own its property and to conduct its business, all as described in the Prospectus.

3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Property Trustee and the Delaware Trustee, and is enforceable against the Company and the Trustees, in accordance with its terms.

4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities.

5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, when issued against payment therefor as set forth in the Underwriting Agreement will be, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

7. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights.

8. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

                                                                       EXHIBIT E

The opinion of counsel to Trust Company and Delaware Trustee to be delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

5. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively, in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability, is considered in a proceeding in equity or at law), and by the affect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

6. The Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.